Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 18, 2015 relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Reports to Shareholders of John Hancock Balanced Fund, John Hancock Disciplined Value International Fund, John Hancock Emerging Markets Equity Fund, John Hancock Enduring Assets Fund, John Hancock Large Cap Equity Fund (to be known as John Hancock Fundamental Large Cap Core Fund as of March 1, 2016), John Hancock Seaport Fund, John Hancock Small Cap Core Fund, John Hancock Value Equity Fund, each a series of John Hancock Investment Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2016